CONFIDENTIAL

March 11, 2013

Castle Brands Inc.
Castle Brands (USA) Corp.
122 East 42nd Street, Suite 4700
New York, New York 10168
Attention: Chief Financial Officer

Re: Fee Letter

This Fee Letter (“Fee Letter”) sets forth the arrangement relating to compensation for certain services rendered by the undersigned (the “Participants”).

Pursuant to the terms of the Summary of Terms for Secured Inventory Financing Castle Brands – Jefferson’s Bourbon (the “Term Sheet”), Castle Brands Inc. and Castle Brands (USA) Corp. (collectively, the “Borrower”) agree to pay to the Participants the following fees and expenses:

1.	On the Effective Date (the “Effective Date”) of that certain Participation Agreement by and among the Participants and Keltic Financial Partners II, LP, an aggregate Closing and Commitment Fee of $15,000 (the “Closing Fee”).

2.	On each of the second and third anniversaries of the Effective Date until the Participants’ obligations under the Participation Agreement are terminated pursuant to the terms of the Participation Agreement, an annual aggregate Commitment Fee of $15,000 (the “Commitment Fee”), payable annually in advance.

All of the foregoing fees are deemed fully earned when required to be paid and shall be nonrefundable when paid. Your obligation to pay the foregoing fees will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute you may have.

You agree to pay each Participant directly its percentage of the Closing Fee and the Commitment Fee based on its Participation Percentage (as defined in the Participation Agreement) by wire transfer in immediately available funds in accordance with the instructions provided below each Participant’s signature on the signature pages hereto.

It is understood that this Fee Letter shall not constitute or give rise to any obligation on the part of the Participants to provide any financing; such an obligation will arise only in accordance with the terms set forth in the Term Sheet. In addition, it is understood that the Borrower shall not have any obligation to the Participants other than the obligation to pay the Closing Fee and the Commitment Fee in the manner specified herein. This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York without reference to principles of conflicts of law. This Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Fee Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Fee Letter.

Sincerely,

PARTICIPANTS:

FROST GAMMA INVESTMENTS TRUST

By: Its:	/s/ Dr. Phillip Frost Trustee

MARIN BLEU INC.

By: Its:	/s/ Momoko Matsumura President

/s/ Mark E. Andrews
MARK E. ANDREWS, III

/s/ Susan M. Lampen

SUSAN M. LAMPEN

/s/ Michael S. Liebowitz

MICHAEL S. LIEBOWITZ

/s/ Chester Franklin Zoeller

CHESTER FRANKLIN ZOELLER III

ACKNOWLEDGED AND AGREED, as of the
date first written above:

CASTLE BRANDS INC.

By:	/s/ Alfred J. Small

Name:	Alfred J. Small

Title:	Chief Financial Officer

CASTLE BRANDS (USA) CORP.

By:	/s/ Alfred J. Small

Name:	Alfred J. Small

Title:	Chief Financial Officer